EXHIBIT 23.2
                                                               ------------

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 28, 1998, relating to the consolidated financial statements and schedules of Source Capital Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                              /s/ BDO SEIDMAN, LLP


     Spokane, Washington
     July 28, 1998
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